FOX CHASE BANCORP, INC.                                     ANNUAL EARNINGS 2006
PAGE 1


                    [LETTERHEAD OF FOX CHASE BANCORP, INC.]
                                  NEWS RELEASE

For Immediate Release

Date:    February 13, 2007
Contact: Jerry Holbrook
         Chief Financial Officer
Phone:   (215) 682-4107
Fax:     (215) 682-4144

                      FOX CHASE BANCORP ANNOUNCES EARNINGS
                         FOR THE FOURTH QUARTER AND YEAR
                          ANNOUNCES ANNUAL MEETING DATE

HATBORO, PA, February 13, 2007 - Fox Chase Bancorp, Inc. (the "Company") (NASDAQ
GM: FXCB), the holding company for Fox Chase Bank (the "Bank"), today announced net income of $3.6 million for the year ended December 31, 2006, compared to net income of $6.0 million for the year ended December 31, 2005. The Company reported earnings for the three months ended December 31, 2006 and 2005 of $2.0 million.

Highlights for the year included:
   o A 38% reduction in the levels of nonperforming assets from $5.2 million at the end of 2005 to $3.2 million at the end of 2006. These reductions resulted in a credit to the provision for loan losses of $5.4 million, which reduced the allowance for loan losses to $2.9 million at December 31, 2006 compared to $8.3 million at December 31, 2005.
   o The completion of the reorganization of the Bank into the mutual holding company structure and the initial public offering of 43.6% of the Company's stock in a subscription offering. Net proceeds of the offering totaled $56.6 million.
   o A $1.5 million pre-tax charitable contribution expense in connection with the establishment and funding of the Fox Chase Bank Charitable Foundation as part of the Bank's reorganization.

FOX CHASE BANCORP, INC.                                     ANNUAL EARNINGS 2006
PAGE 2

BALANCE SHEET
-------------

Total assets decreased $24.9 million, or 3.2%, to $756.4 million at December 31, 2006, compared to $781.3 million at December 31, 2005. The reduction in assets was primarily due to a $101.1 million, or 30.7%, decrease in investment and mortgage related securities and a $10.8 million, or 2.9%, decrease in total loans, offset by an increase of $88.8 million in the levels of interest-earnings deposits in other banks. The decrease in securities was primarily due to the maturing and paying down of lower-yielding securities. In addition, the Bank sold $17.2 million of mutual fund investments in the first quarter of 2006. Most of the increase in interest-earning deposits was due to proceeds received in the initial public offering of stock and due to proceeds from the maturity of securities and the sale of loans. Loans decreased due to: (1) a decrease in construction loans, as management continued to reduce the portfolio of acquisition, development and construction loans originated by former management in the southern New Jersey shore area; (2) the sale of $24.9 million in longer-term fixed-rate loans in the secondary market in an effort to manage interest rate risk; and (3) the presence of a Cease and Desist Order (the "Order"), which prohibited the Bank from making commercial loans and certain types of consumer loans until the first quarter of 2006. The Order was rescinded on June 28, 2006. Deposits decreased $85.8 million, or 12.6%, to $596.5 million at December 31, 2006 as the Bank's funding needs decreased due to the decrease in assets. Additionally, the Bank is located in a highly competitive deposit market, which combined with the flat yield curve has created a difficult climate for gathering deposits cost effectively. All categories of deposits fell during this period with the largest reductions occurring in time deposits. Stockholders' equity increased $62.1 million to $125.6 million at December 31, 2006 compared to $63.5 million at December 31, 2005. The primary reason for the increase was $56.6 million in net proceeds from the Company's initial public offering on September 29, 2006. The Company sold 6,395,835 shares of common stock for $10 per share representing 43.6% of the total outstanding shares of the Company. In addition, $150,000 in cash and 135,000 shares, representing 0.9% of the Company's outstanding shares of common stock, were contributed to Fox Chase Bank Charitable Foundation and 8,148,915 shares, representing 55.5% of the Company's outstanding shares of common stock, were issued to Fox Chase MHC, the federally chartered mutual holding company formed in connection with the reorganization.

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FOX CHASE BANCORP, INC.                                     ANNUAL EARNINGS 2006
PAGE 3

ASSET QUALITY
-------------

Nonperforming assets totaled $3.2 million, or 0.43% of total assets, at December 31, 2006 compared to $5.2 million, or 0.65% of total assets, at December 31, 2005. The $2.0 million reduction during the year ended December 31, 2006 was primarily the result of workout strategies the Bank established to collect on such loans within a reasonable timeframe. In October 2006, the Bank collected one of its larger nonperforming loans, a commercial real estate loan totaling $2.5 million. During the three months ended December 31, 2006, a loan totaling $2.9 million went past its contractual maturity and is now included in the accruing loans past due 90 days or more category of nonperforming assets. This loan is well secured and has continued to keep its interest payments current, but the borrowers have not been able to repay the loan principal.

The Bank credited the provision for loan losses $2.2 million for the three months ended December 31, 2006 compared to $4.0 million for the comparable three-month period in 2005. The Bank credited the provision for loan losses $5.4 million for the twelve months ended December 31, 2006 compared to a credit of $6.0 million for the comparable period in 2005. The allowance for loan losses totaled $2.9 million at December 31, 2006, compared to $8.3 million at December 31, 2005. The credit to the provision of $2.2 million in the fourth quarter of 2006 was primarily due to: (1) a decrease in criticized and classified assets from $13.2 million at September 30, 2006 to $9.0 million at December 31, 2006 due to the collection on one of the Bank's most significant nonperforming loans totaling $2.5 million; and (2) a decrease in the loan portfolio, particularly the construction portfolio, which carries a higher risk of default than one-to-four family residential real estate loans. The allowance for loan losses at December 31, 2006 was 0.82% of total loans outstanding compared to 2.22% at December 31, 2005.

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FOX CHASE BANCORP, INC.                                     ANNUAL EARNINGS 2006
PAGE 4

NET INTEREST MARGIN
-------------------

The Company's net interest margin was 2.69% for the three months ended December 31, 2006 compared to 1.98% for the comparable period in 2005. The net interest margin was 2.33% for the twelve months ended December 31, 2006 compared to 2.05% for the same period in 2005. This improvement was primarily the result of higher yields on mortgage related and investment securities due to maturing and paying down of certain lower-yielding securities offset by higher rates paid on deposits due to the higher interest rate environment and competition. Additionally, the Bank recorded a significant level of past due interest income from a nonperforming loan that paid off in October 2006. The Company has instituted pricing disciplines for loans and deposits to continue improving future levels of net interest income.

NONINTEREST INCOME
------------------

Noninterest income increased $924,000 and $859,000 between three- and twelve-month periods ended December 31, 2006 and 2005, respectively. The 2006 income levels were higher primarily due to the recording of $964,000 of losses on certain investment securities in the fourth quarter of 2005. Gains on sales of loans were lower by $81,000 and $368,000 in the three- and twelve-month periods ended 2006 when compared with the levels in 2005. During 2006, the Bank sold approximately $24.9 million of loans compared to $83.3 million in 2005.

NONINTEREST EXPENSE
-------------------

Noninterest expense increased by $1.2 million, or 28.7%, and $4.7 million, or 30.6%, during the three and twelve months ended December 31, 2006, respectively. Salaries and benefit costs rose $593,000 between three month periods and $1.8 million between years due to the hiring of a team of experienced commercial lenders and commercial credit staff in the spring of 2006 and the adoption of an Employee Stock Ownership Plan (the "ESOP") in September 2006 in conjunction with the Bank's conversion to a public entity. ESOP expense reflected the recognition of $512,000 in connection with the initial release of shares for allocation to employees at December 31, 2006. Professional fees increased by $356,000 between three month periods and $726,000 between years due to the hiring of consulting firms to assist with the implementation of internal policies and procedures related to the Sarbanes-Oxley Act as well as fees related to various strategic considerations the Company is reviewing. The remainder of the increase in noninterest expense for the year was attributable to the $1.5 million contribution to the Fox Chase Bank Charitable Foundation offset by a $279,000 reduction in the levels of Federal Deposit Insurance Corporation premiums. The reduction in the levels of premiums was due to the lifting of the Bank's Cease and Desist order on June 28, 2006.

FOX CHASE BANCORP, INC.                                     ANNUAL EARNINGS 2006
PAGE 5

INCOME TAXES
------------

The Company's effective income tax rate fell to approximately 16.9% and 15.8% for the three- and twelve-month periods ended December 31, 2006. This was primarily due to the Company reversing a valuation allowance of $312,000 it had established in prior periods for possible non-realizable deferred tax asset benefits associated with certain capital loss carryforwards. The Bank entered into an agreement to sell one of its office facilities in the fourth quarter of 2006 that is projected to result in sufficient capital gain income to utilize such capital loss carryforwards.

The Company also announced that its annual meeting of stockholders will be held at The Buck Hotel, 1200 Buck Road, Feasterville, Pennsylvania on Tuesday, May 22, 2007 at 9:00 a.m.

Mr. Thomas Petro, President and CEO of the Company said, "During 2006, we changed the strategic focus and culture of the Company, collected a significant amount of problem assets, developed new products for small business customers and began the turnaround of Fox Chase Bank. It was an exciting year and the Company is poised to now profit from these initiatives. The completion of the initial public offering of stock increased our level of capital and provides us with additional flexibility to meet the needs of our customers and will allow us to grow. In 2007, Fox Chase Bank will celebrate its 140th anniversary as a leading provider of banking services to individuals and small businesses in the greater Philadelphia area. Our managers and directors want to thank each of the dedicated employees who have worked to accomplish so much in 2006 and to thank our new stockholders for their continued support."

Fox Chase Bancorp, Inc. is the mid-tier stock holding company of Fox Chase Bank. The Bank is a federally chartered savings bank originally established in 1867. The Bank offers traditional banking services and products from its main office in Hatboro, Pennsylvania and ten branch offices in Bucks, Montgomery, Chester, Delaware and Philadelphia Counties in Pennsylvania and Atlantic and Cape May Counties in New Jersey. For more information, please visit the Bank's website at www.foxchasebank.com.

FOX CHASE BANCORP, INC.                                     ANNUAL EARNINGS 2006
PAGE 6

This news release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate" and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends, changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets; changes in real estate value and the real estate market, regulatory changes, possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the outcome of pending litigation, and market disruptions and other effects of terrorist activities. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.

CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
(Dollars in Thousands, Except Per Share Data)

                                                               Three Months Ended                        Year Ended
                                                                 December 31,                           December 31,
                                                            2006              2005                  2006                2005
                                                       ------------       ------------           ------------       ------------
INTEREST INCOME
      Interest and fees on loans                       $    5,826         $     5,560            $   21,742         $   25,722
      Interest on mortgage related securities               1,954               1,397                 8,035              5,641
      Interest on investments securities AFS:
         Taxable                                              610                 766                 3,523              3,061
         Nontaxable                                           245                 186                   934                754
      Dividend income                                          58                 229                   370                874
      Other income                                          1,488                 691                 2,573              1,549
                                                       ------------       ------------           ------------       ------------
         Total Interest Income                             10,181               8,829                37,177             37,601
                                                       ------------       ------------           ------------       ------------
INTEREST EXPENSE
      Deposits                                              4,946               4,695                18,974             19,212
      Federal Home Loan Bank advances                         375                 374                 1,485              1,485
                                                       ------------       ------------           ------------       ------------
         Total Interest Expense                             5,321               5,069                20,459             20,697
                                                       ------------       ------------           ------------       ------------
         Net Interest Income                                4,860               3,760                16,718             16,904
                                                       ------------       ------------           ------------       ------------
Provision (credit) for loan losses                         (2,233)             (4,000)               (5,394)            (6,025)
                                                       ------------       ------------           ------------       ------------
Net Interest Income after Provision
  (Credit) for Loan Losses                                  7,093               7,760                22,112              22,929
                                                       ------------       ------------           ------------       ------------
NONINTEREST INCOME
      Service charges and other fee income                    386                 192                 1,037                 775
      Gain (loss) on sale of:
         Available-for-sale investments                         -                   -                     -                   -
         Mortgage related securities                            -                 108                     -                 108
         Loans                                                 95                 176                   199                 567
         Assets acquired through foreclosure                    -                   -                    85                   6
         Fixed assets                                         (53)                (20)                  (59)               (161)
      Securities (losses) and impairment
          (losses), net                                         -                (964)                  (17)               (917)
      Income on bank-owned life insurance                     109                 106                   427                 448
      Other                                                    84                  99                   401                 388
                                                       ------------       ------------           ------------       ------------
         Total Noninterest Income                             621                (303)                2,073               1,214
                                                       ------------       ------------           ------------       ------------
NONINTEREST EXPENSE
      Salaries, benefits and other compensation             2,659               2,066                 9,194               7,442
      Occupancy                                               399                 454                 1,567               1,740
      Furniture and equipment                                 412                 153                 1,048                 814
      Data processing costs                                   423                 371                 1,514               1,452
      Professional fees                                       760                 404                 1,853               1,127
      Marketing                                               181                  75                   621                 373
      FDIC premiums                                            71                 350                   796                 765
      Contribution to charitable foundation                     -                   -                 1,500                   -
      Other                                                   384                 238                 1,774               1,495
                                                       ------------       ------------           ------------       ------------
         Total Noninterest Expense                          5,289               4,111                19,867              15,208
                                                       ------------       ------------           ------------       ------------
Income before Income Taxes                                  2,425               3,346                 4,318               8,935
      Income tax provision                                    410               1,373                   684               2,975
                                                       ------------       ------------           ------------       ------------
                  Net Income                           $    2,015         $     1,973            $    3,634         $     5,960
                                                       ============       ============           ============       ============
Earnings per share (1) :
      Basic                                            $     0.14                   -            $     0.14                   -
      Diluted                                                0.14                   -                  0.14                   -


(1) Due to the timing of the Bank's reorganization into the mutual holding company form and the completion of the Company's initial public offering on September 29, 2006, earnings per share information for the year ended December 31, 2006 is only for the period September 29, 2006 through December 31, 2006.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (UNAUDITED)
(Dollars in Thousands, Except Per Share Data)


                                                                                    December 31,
                                                                              2006                2005
                                                                         -------------        -------------
ASSETS
      Cash and due from banks                                            $    3,295           $    3,761
      Interest-earning deposits in other banks                              131,146               42,325
      Interest-earning time deposits in other banks                               -                  600
      Investment securities available-for-sale                               70,112              141,783
      Mortgage related securities available-for-sale                        158,320              187,721
      Loans held for sale                                                     1,194                  357
      Loans, net of allowance for loan loss of $2,949
        and $8,349 at December 31, 2006 and 2005                            355,617              366,393
      Federal Home Loan Bank stock, at cost                                   4,422                4,146
      Assets acquired through foreclosure                                         -                  107
      Bank-owned life insurance                                              11,324               10,897
      Premises and equipment                                                 14,287               14,153
      Accrued interest and dividends receivable                               3,397                3,301
      Mortgage servicing rights                                               1,177                1,168
      Deferred tax asset, net                                                 1,128                2,811
      Other assets                                                              974                1,768
                                                                         -------------        -------------
                   Total Assets                                           $ 756,393           $  781,291
                                                                         =============        =============

LIABILITIES
      Deposits                                                            $ 596,534           $  682,307
      Federal Home Loan Bank advances                                        30,000               30,000
      Advances from borrowers for taxes and insurance                         2,262                2,503
      Accrued interest payable                                                  298                  268
      Accrued expenses and other liabilities                                  1,654                2,692
                                                                         -------------        -------------
                  Total Liabilities                                         630,748              717,770
                                                                         -------------        -------------

STOCKHOLDERS' EQUITY
      Preferred stock ($.01 par value; 1,000,000 shares authorized,
         none issued)                                                             -                    -
      Common stock ($.01 par value; 35,000,000 shares authorized,
          14,679,650 shares issued and outstanding)                             147                    -
      Additional paid-in capital                                             62,365                    -
      Unearned common stock held by employee stock ownership plan            (5,371)                   -
      Retained earnings                                                      69,544               65,911
      Accumulated other comprehensive loss                                   (1,040)              (2,390)
                                                                         -------------        -------------
                 Total Stockholders' Equity                                 125,645               63,521
                                                                         -------------        -------------
                 Total Liabilities and Stockholders' Equity               $ 756,393           $  781,291
                                                                         =============        =============

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF THE COMPANY (UNAUDITED) (Dollars in Thousands, Except Per Share Data)

                                                         December 31,       September 30,        December 31,
                                                             2006                2006                 2005
                                                        -------------       -------------        -------------
CAPITAL RATIOS(3):

Tier 1 capital (to adjusted assets)                        12.49%               11.99%               8.40%
Tier 1 risk -based capital (to risk-weighted assets)       26.79                26.06               17.76
Total risked-based capital (to risk-weighted assets)       27.62                26.91               19.02

ASSET QUALITY INDICATORS:
  Nonperforming assets:
       Nonaccruing loans                                $    284            $   2,802            $  3,520
       Accruing loans past due 90 days or more             2,941                1,802               1,574
                                                        -------------       -------------        -------------
         Total nonperforming loans                         3,225                4,604               5,094
     Real estate owned                                         -                    -                 107
                                                        -------------       -------------        -------------
             Total nonperforming assets                 $  3,225            $   4,604            $  5,201
                                                        =============       =============        =============

Ratio of nonperforming loans to total loans                0.90%                1.28%                1.36%
                                                        =============       =============        =============

Ratio of nonperforming loans to total assets               0.43                 0.60                 0.65
                                                        =============       =============        =============

Ratio of allowance for loan losses to total loans          0.82                 1.45                 2.22
                                                        =============       =============        =============

Ratio of allowance for loan losses to
         nonperforming loans                               91.44               112.55              163.90
                                                        =============       =============        =============



                                                          At or for the three months ended
                                                December 31,        September 30,        December 31,
                                                   2006                 2006                2005
                                              ----------------     ---------------     ----------------
PERFORMANCE RATIOS:
         Return on average assets (1)              1.07%                0.56%                1.00%
         Return on average equity (1)              6.48                 6.29                12.66
         Net interest margin (1)                   2.69                 2.21                 1.98

OTHER:
         Book value per share                  $   8.56             $   8.37                   (2)
         Employees (full-time equivalents)         141                   148                  129




                                                                 For the twelve months ended
                                                            December 31,         December 31,
                                                                2006                 2005
                                                        ------------------    -----------------
PERFORMANCE RATIOS:
         Return on average assets                              0.49%               0.71%
         Return on average equity                              4.59                9.50
         Net interest margin                                   2.33                2.05


   (1) Annualized
   (2) Not applicable
   (3) Represents capital ratios at Fox Chase Bank


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